10.2 Purchase Agreement between EMB and e-Net Financial Corporation dated December 22, 1999 for VPN.

Exhibit 1.1     VPN.COM JV Partners Consolidated Statement of Operations


                           VPN.COM JV Partners
                      (A Development Stage Company)
                  Consolidated Statements of Operations
               Inception (March 6, 1999) through December 21, 1999

                                                                       Mar 6,
                                                                    Dec 12, 1999
                                                                    ------------

REVENUES
  Sales ....................................................             71,930
                                                                       --------

     TOTAL REVENUES ........................................             71,930
                                                                       --------
COST OF GOODS SOLD
  Cost of Sales-Projects ...................................             73,543
                                                                       --------

     TOTAL COST OF GOODS SOLD ..............................             73,543

GROSS PROFIT (LOSS) ........................................             (1,613)

OPERATING EXPENSES
  General and administrative ...............................            124,737
                                                                       --------

     TOTAL OPERATING EXPENSES ..............................            124,737
                                                                       --------

INCOME (LOSS) FROM OPERATIONS ..............................           (126,350)

OTHER INCOME (EXPENSE)
  Interest Expense .........................................               (899)
                                                                       --------

     TOTAL OTHER INCOME (EXPENSE) ..........................               (899)
                                                                       --------

INCOME (LOSS) BEFORE INCOME TAXES ..........................           (127,249)
  Income Taxes .............................................                  0
                                                                       --------

NET INCOME (LOSS) ..........................................           (127,249)
                                                                       ========


                Unaudited Statement of Condition Compiled
                    From Books and Records of Company